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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event report)    July 25, 2001  (July 24, 2001)
                                                  -----------------------------

Conestoga Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Pennsylvania                             33-30715                 23-256-5087
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(State or other jurisdiction           (Commission               (IRS Employer
of incorporation)                      File Number)           Identification No)

202 East First Street, Birdsboro, Pennsylvania                          19508
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(Address of principal executive officers)                             (Zip Code)

Registrant's telephone number, including area code              610-582-8711
                                                   -----------------------------


                                 Not applicable
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         (Former name or former address, if changed since last report.)
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Item 5.       Other Events.

                  On July 24, 2001, Conestoga Enterprises, Inc. ("CEI") entered into a definitive Agreement and Plan of Merger (the "Agreement") with NTELOS Inc. ("NTELOS"). Under the Agreement, CEI will merge (the "Merger") with a wholly owned subsidiary of NTELOS and all of the outstanding shares of the common stock of CEI ("CEI Common Stock") will be converted into shares of the common stock of NTELOS ("NTELOS Common Stock") and cash. Following the Merger, CEI's subsidiaries, including Conestoga Telephone and Telegraph Company, will operate as wholly owned subsidiaries of NTELOS.

         Conestoga shareholders will receive approximately $335 million, or $40 per share. Also, approximately $73 million of Conestoga's debt will be assumed. The transaction permits Conestoga shareholders to elect to receive up to 58% of the merger consideration in cash and the remainder in NTELOS common stock. The transaction will be a tax-free reorganization and will be accounted for as a purchase. Conestoga shareholders will receive $40 per share as long as the average share price of NTELOS common stock before the closing is between $18 and $30. To the extent that this average is either above $30 or below $18 per share, Conestoga shareholders will receive 1.33 or 2.22 shares of NTELOS stock, respectively, for each Conestoga share for the stock component of the consideration. In the event of an over-subscription for cash, NTELOS Common Stock would be allocated on a pro rata basis as more completely described in the Agreement. Each option to acquire CEI Common Stock which is outstanding on the effective date of the Merger will be exchanged for options to acquire NTELOS Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio.

         Consummation of the Merger is subject to the various conditions, including, among others, the approval of the Merger by applicable regulatory authorities and the approval of the Agreement by the shareholders of CEI and NTELOS. Assuming that all conditions are satisfied without unexpected delay, the transaction is targeted to close around year-end 2001.

         The closing prices for NTELOS Common Stock and CEI Common Stock on NASDAQ were $24.00 and $31.75, respectively, on July 24, 2001 (the day prior to the public announcement of the Merger). On April 27, 2001, CEI had announced that it was exploring and evaluating its strategic alternatives. The closing price of CEI Common Stock on April 26, 2001 was $20.75.

         CEI (NASDAQ: CENI) is a Birdsboro, Pennsylvania-based integrated communications provider with subsidiaries providing local and long distance services, wireless PCS service, cable television, paging, internet access and communications solutions. CEI provides services in southeastern and central Pennsylvania.

         NTELOS (NASDQ: NTLO) is an integrated communications provider with headquarters in Waynesboro, Virginia. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Tennessee and North Carolina, including wireless digital PCS, dial-up internet access, high-speed DSL (high-speed Internet access), and local and long distance telephone services. Welsh, Carson, Anderson & Stowe, a New York investment firm with $12 billion in private capital, is a leading shareholder of NTELOS. Detailed information about NTELOS is available online at www.ntelos.com.
                              --------------
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     Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached hereto as an exhibit to this Current Report and is incorporated herein by reference.

Item 7.       Financial Statements and Exhibits

              (a) Financial Statements of Business Acquired

                  N/A

              (b) Pro Forma Financial Information

                  N/A

              (c) Exhibits

                  2.1 Agreement and Plan of Merger, dated July 24, 2001 between NTELOS Inc. and Conestoga Enterprises, Inc.

                  99.1   Press Release dated July 25, 2001
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CONESTOGA ENTERPRISES, INC.

                                     By:    /s/ Albert H. Kramer
                                        --------------------------------------
                                     Name:  Albert H. Kramer
                                     Title: President

Date:  July 24, 2001
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          Pursuant to Item 7(c) of Form 8-K, CEI hereby files the following exhibits in accordance with Item 601 of Regulation S-K:


Number                      Title
------                      -----
2.1                         Agreement and Plan of Merger dated July 24, 2001
                            between Conestoga Enterprises, Inc. and NTELOS Inc.

99.1                        Press Release dated July 25, 2001
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                                  EXHIBIT INDEX
                                  -------------

                                                                   Page Number
                                                                   in Manually
                                                                 Signed Original
                                                                 ---------------

2.1        Agreement and Plan of Merger dated July 24, 2001           _____
           between Conestoga Enterprises, Inc. and NTELOS Inc.

99.3       Press Release dated July 25, 2001                          _____